Exhibit 10.2

REPURCHASE AGREEMENT

This Repurchase Agreement (this “Agreement”) is made as of the 23rd day of September, 2010 by and among PHOENIX ENERGY RESOURCE CORPORATION, a Nevada corporation (collectively with its predecessors, the “Company”) and HELVETIC CAPITAL VENTURES AG, a Swiss company (the “Seller”). Each of the Company and the Seller is referred to herein as a “Party” and collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions set forth in a securities purchase agreement (the “Securities Purchase Agreement”), dated as of the date hereof, by and between the Company and the investor signatory thereto (the “Investor”), the Company intends to issue and sell to the Investor, and the Investor intends to purchase from the Company certain securities of the Company, as more fully described in the Securities Purchase Agreement,

WHEREAS, subject to the terms and conditions set forth in a stock purchase agreement (the “Stock Purchase Agreement”), dated as of the date hereof, by and among the Seller, in its capacity as controlling stockholder, certain stockholders of the Company signatory thereto (the “Stockholders”), and the purchasers signatory thereto (the “Purchasers”), the Purchasers intend to purchase from the Stockholders certain unrestricted shares of the Company’s common stock, as more fully described in the Stock Purchase Agreement;

WHEREAS, to induce the Investor to purchase the securities under the Securities Purchase Agreement and the Purchasers to purchase the shares under the Stock Purchase Agreement, the Seller, in its capacity as controlling stockholder of the Company, has agreed sell and transfer all shares of common stock par value $0.001 per share (“Common Stock”) held by it to the Company, pursuant to this Agreement; and to make certain representations and warranties and provide certain indemnification with respect to the Company, as more fully set forth therein; and

WHEREAS, the Seller owns and desires to sell to the Company, an aggregate of 1,333,336 shares of the Common Stock (the “Shares”); and the Company desires to re-purchase the Shares from the Seller, on and subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Parties hereby agree as follows:

ARTICLE I
SALE AND PURCHASE OF THE SHARES

1.1.

Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Company, and the Company shall re-purchase the Shares from the Seller, for a purchase price equal to an aggregate sum of One Hundred Thousand and One Hundred and Three Dollars ($100,103.00) (the “Purchase Price”).

1.2.

Closing. The purchase and sale of the Shares shall take place at a closing (the “Closing”) to occur immediately following the execution and delivery hereof. At the Closing:

(a)

The Seller shall deliver to the Company this Agreement and certificates representing the Shares, duly endorsed in form for transfer to the Company.

(b)

The Company shall deliver the Purchase Price to the Seller.

At and at any time after the Closing, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Seller hereby makes the following representations and warranties to and covenants with the Company, which shall be true and correct as of the date:

2.1.

Organization and Authority. The Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Seller of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Seller is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Seller. This Agreement has been duly executed by the Seller, and when delivered by the Seller in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

2.2.

No Conflicts or Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Seller will violate or result in a breach of any term or provision of any agreement to which any Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any properties or assets of the Seller. The Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Seller of this Agreement, other than the disclosure filings required by the Commission.

2.3

Enforceability. This Agreement has been duly and validly executed by the Seller, and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

2.4

No Encumbrances. The Seller acquired the Shares in accordance with applicable state and federal securities laws and owns the Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”). The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

2.5

Solvency. As of the date hereof, there has been no material adverse changes or developments in the condition (financial or otherwise) or prospects of the Seller that have resulted, or could reasonably be expected to result, in a material adverse effect on the solvency of the Seller. Neither the Seller nor any of its affiliates has taken any steps to seek protection pursuant to any bankruptcy law nor does such Seller have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Seller is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 2.5, “Insolvent” means, with respect to the Seller, (i) the present fair saleable value of the Seller’s assets is less than the amount required to pay its total indebtedness, (ii) the Seller is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Seller intends to incur or believes that it will incur debt that would be beyond its ability to pay as such debt matures or (iv) if applicable, the Seller has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted..

2.6.

Concurrent Transaction. The Seller understands and acknowledges that in conjunction with the repurchase contemplated by this Agreement, that the Company is issuing and selling 1,333,336 shares of Common Stock at an aggregate price equal to the Purchase Price hereunder, and that the repurchase hereunder is a condition to such issuance and sale.

2.7

Filing of Form 10-K. The Seller hereby covenants and agrees to cause the preparation and audit of that the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (the “Form 10-K”) and to cause the filing of such Form 10-K as soon as possible after the Closing, but by no later than September 30, 2010, the mandated filing date.

ARTICLE III
TERMINATION

3.1

Termination. This Agreement may be terminated prior to Closing:

(a)

by written agreement of the Seller and the Company; and

(b)

by the Company or the Seller upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on thirtieth (30th) calendar day following the date of this Agreement; provided, that the right to terminate this Agreement under this Section 3.1(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Upon a termination in accordance with this Section 3.1, the Company and the Seller shall not have any further obligation or liability (including as arising from such termination) to the other.

ARTICLE IV
INDEMNIFICATION AND RELEASE

4.1

Indemnification. The Seller (the “Indemnitor”) agrees to defend, protect, indemnify and hold the Company and its directors, officers, shareholders, partners, employees and agents (each, an “Indemnitee”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any the Indemnitee may suffer or incur as a result of or relating to (1) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Indemnitor in this Agreement or (2) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby. In addition to the indemnity contained herein, the Indemnitor will reimburse the Indemnitee for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The mechanics and procedures with respect to the rights and obligations under this Section 4.1 shall be as follows:

(a)

Promptly after receipt by an Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Loss, such Indemnitee shall, if a claim in respect thereof is to be made against the Indemnitor under this Agreement, deliver to the Indemnitor a written notice of the commencement thereof, and the Indemnitor shall have the right to participate in the defense thereof with its own counsel; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the Indemnitor, if the named parties to such proceeding include both the Indemnitor and the Indemnitee and, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by i counsel in such proceeding. The Indemnitee shall cooperate fully with the Indemnitor in connection with any negotiation or defense of any such action or claim by the Indemnitor and shall furnish to the Indemnitor all information reasonably available to the Indemnitee which relates to such action or claim. The Indemnitor shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Indemnitor shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Indemnitor shall not unreasonably withhold, delay or condition its consent. The Indemnitor shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Indemnitor shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action shall not relieve the Indemnitor of any liability to the Indemnitee, except to the extent that the Indemnitor is prejudiced in its ability to defend such action.

(b)

The indemnification required by this Agreement shall be made by periodic payments of the amount thereof during the course of the defense against any of the Losses, reasonably promptly upon the receipt by such Indemnitee of written bills (with such appropriate supporting information as is reasonably requested by the Indemnitor that a Loss has been incurred and the amount thereof (together with such appropriate supporting information as is reasonably requested by the Indemnitor); provided that the Indemnitee, as applicable, shall reimburse all such payments to the extent it is finally judicially determined that such Indemnitee is not entitled to indemnification hereunder.

(c)

To the extent that the undertaking by the Indemnitor hereunder may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law.

4.2

Release. The Seller and its respective affiliates and/or heirs, hereby releases and forever discharges the Company and its officers, directors, employees, agents, counsels, accountants, affiliates and heirs (collectively, the “Releasees”) from any and all claims, demands, judgments, proceedings, causes of action, orders, obligations, contracts, agreements, liens, accounts, costs and expenses (including attorney’s fees and court costs), debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, both at law (including federal and state securities laws) and in equity, which the Seller or any of the Seller’s respective affiliates and/or heirs now have, have ever had against the Releasees arising contemporaneously with or prior to the date hereof or on account of or arising out of any matter, cause, event or omission of any kind or nature occurring contemporaneously with or prior to the date hereof. The Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby. Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Seller shall indemnify and hold harmless each Releasee from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, security interests, taxes, liens, losses, lost value, expenses and fees (including attorneys’ fees and court costs) arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Seller or any of its affiliates and/or heirs of any claim or other matter purported to be released hereunder and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Seller or any of its affiliates and/or heirs against any third party of any claims or other matters purported to be released hereunder.

ARTICLE V
MISCELLANEOUS

5.1.

Entire Agreement. This Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder, constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

5.2.

Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

5.3.

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile

5.7.

Further Assurances. Each Party to this Agreement agrees, without cost or expense to any other Party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by the other Party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

5.8.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.9

Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party. This Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

5.10.

Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

PHOENIX ENERGY RESOURCE CORPORATION

By: /s/Rene Soullier
Name: Rene Soullier,
Title: Chief Executive Officer

[SELLER SIGNATURE PAGE FOLLOWS]

Signature Page to Repurchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

HELVETIC CAPITAL VENTURES AG

By: /s/Ilona Klausgaard
Name: Ilona Klausgaard
Title: Verwaltungsrat

Signature Page to Repurchase Agreement